As filed with the Securities and Exchange Commission on May 22, 2006
Registration No. 333-132246

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment Number 2 to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

XATA CORPORATION
(Exact Name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	7373 (Primary Standard Industrial Classification Code Number)	41-1641815 (I.R.S. Employer Identification Number)

151 East Cliff Road, Suite 10, Burnsville, Minnesota 55337 (612) 894-3680
(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)

Mark E. Ties, Chief Financial Officer
XATA Corporation
151 East Cliff Road, Suite 10
Burnsville, Minnesota 55337
Telephone: (952) 894-3680            Telefax: (952) 894-2463
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Janna R. Severance, Esq.
Messerli & Kramer
1800 Fifth Street Towers
150 South Fifth Street
Minneapolis, MN 55402-4218
Telephone: (612) 672-3709

Approximate date of commencement of proposed sale to the public:
From time to time, commencing as soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The Registrant hereby amends the Registration Statement on such dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting any offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED_________, 2006
XATA CORPORATION
1,644,036 SHARES OF COMMON STOCK
(PAR VALUE, $.01 PER SHARE)

     This prospectus relates to up to 1,644,036 shares of the common stock of XATA Corporation (“XATA,” the “Company,” “we,” “our,” or “ours”) which may be issued upon exercise of convertible preferred stock and related warrants. Such common stock may be sold from time to time by the selling security holders identified in this prospectus.
     Our common stock is listed on the Nasdaq SmallCap Market under the symbol “XATA.” On May 19, 2006, the last sales price of our common stock as reported on the Nasdaq market was $4.99 per share.
     INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE “INFORMATION REGARDING FORWARD-LOOKING STATEMENTS” BEGINNING ON PAGE 2 FOR A DISCUSSION OF THESE RISKS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______, 2006.

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iii

XATA CORPORATION
     XATA Corporation (“XATA” or the “Company”) is the leader in onboard fleet management solutions for the private fleet trucking market. XATA’s products seamlessly combine global positioning, wireless communication and fleet management software to help companies create enterprise-wide fleet management systems.
     XATA’s systems provide mobile two-way messaging and real-time vehicle location. Additionally, XATA’s products automate Department of Transportation (“DOT”) driver log requirements and state fuel tax reporting, as well as collect data for vehicle diagnostics, driver performance and mileage. The Company’s proven solutions enable its customers to reduce fuel costs, increase operational efficiencies, improve safety and enhance customer service.
     We are incorporated under the laws of the State of Minnesota and our principal executive offices are located at 151 East Cliff Road, Suite 10, Burnsville, MN 55337. Our telephone number is (952) 894-3680, our fax number is (952) 894-2463, and our website is www.xata.com.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future and may be identified by the use of words (or the negative thereof) such as “believe,” “intend,” “anticipate,” “expects,” and other words of similar import. These words indicate “forward-looking statements” and are thus prospective. These statements reflect our current expectations regarding (i) our future profitability and liquidity, (ii) the benefits to be derived from business strategy and (iii) other future developments in our business or the industry in which we operate.
     Forward-looking statements may also be found in the information incorporated by reference under the heading “Where You Can Find More Information,” and may include statements relating to:
•	our business development activities;

•	sales and marketing efforts;

•	the status of material contractual arrangements including the negotiation or re-negotiation of such arrangements;

•	future capital expenditures;

•	the effects of regulation and competition on our business and future operating performance; and

•	the costs, timing, results, benefits and risks associated with our research, development, and commercialization of new products.
     Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those possible results discussed in the forward-looking statements as a result of various factors. Consequently, you should regard forward-looking statements only as our current plans, estimates and beliefs. All forward-looking statements and reasons why results may differ included in this prospectus are made as of the date hereof, and we do not promise to notify you if we learn that our assumptions or projections are wrong for any reason. Before you decide to invest in shares of common stock you should be aware that various risks, which are described under the heading “Risk Factors” in Part I, Item 1 of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, as amended by Amendment No.1 on Form 10-KSB/A, and as amended, modified or supplemented in any future filing with the SEC, could cause our actual results to differ from what we have stated in any forward-looking statements.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock, although we may receive up to approximately $1,477,500 upon the exercise of the warrants to purchase common stock.

SELLING STOCKHOLDERS
     The shares of common stock being offered by the selling security holders represent shares that are issuable upon conversion of preferred stock and exercise of warrants. We are registering the shares so that the selling security holders may offer the shares for resale from time to time.
     The selling shareholders acquired the convertible preferred stock and warrants in September 2005 in a negotiated private placement of such securities. The selling security holders first acquired XATA securities in December 2003 with an investment in our Series B Preferred Stock. In connection with that initial investment, they obtained the right to appoint two persons to our Board of Directors. They currently have one representative in our Board, Christopher P. Marshall, and retain the right to appoint a second representative.
     Each of the selling shareholders is managed by Trident Capital Management-V, LLC, a Delaware LLC whose designated representative is Mr. Christopher P. Marshall, Managing Director. This person in his role as managing director exercises voting and investment direction over the XATA securities owned by the selling security holders. Neither Mr. Marshall nor any of the selling security holders is a registered broker dealer, and none of them is affiliated by ownership or control with a registered broker dealer.
     The table below lists the selling security holders and other information regarding the beneficial ownership of the common stock by each of the selling security holders. The second column lists, for each selling security holder, the number of shares of common stock held by such security holder or issuable (pursuant to convertible securities, options or warrants) to such security holder within 60 days of ___________, 2006. The fourth column lists the shares offered by each selling security holder. The selling security holders may sell all, some, or none of their shares in this offering. The sixth column shows the ownership of each selling stockholder after sale of all shares offered by such stockholder. See “Plan of Distribution.”

	Shares Beneficially			Shares Beneficially
Name and Address(1) of Selling	Owned Prior to the		Shares to be Offered by	Owned After the
Stockholder	Offering		the Selling Stockholder	Offering
	Number	Percentage		Number	Percentage
Trident Capital Fund-V, L.P.	3,440,155 (2)	31.1	1,472,788 (3)	1,967,367(4)	20.5

Trident Capital Fund-V Affiliates Fund, L.P.	19,968 (2)	*	8,560 (3)	11,408 (4)	*

Trident Capital Fund-V Affiliates Fund (Q), L.P.	19,051 (2)	*	8,168 (3)	10,883 (4)	*

Trident Capital Fund-V Principals Fund, L.P.	99,436 (2)	1.3	42,628 (3)	56,808 (4)	*

Trident Capital Parallel Fund-V, C.V.	261,007 (2)	3.3	111,892 (3)	149,115 (4)	1.9

*	Less than 1%.

(1)	The address of all Trident entities is c/o Trident Capital, Inc., 505 Hamilton Avenue, Suite 200, Palo Alto, CA 94301.

(2)	Consists of shares of common stock issuable upon conversion of preferred stock and upon exercise of warrants as follows:

	Series B Convertible		Series C Convertible
	Preferred Stock	Common Stock Warrants	Preferred Stock	Common Stock Warrants
Trident Capital Fund- V, L.P.	1,562,658	404,709	1,136,849	335,939

Trident Capital Fund- V Affiliates Fund, L.P.	9,082	2,326	6,607	1,953

Trident Capital Fund — V Affiliates Fund (Q), L.P.	8,665	2,218	6,305	1,863

Trident Capital Fund — V Principals Fund, L.P.	45,229	11,579	32,905	9,723

Trident Capital Parallel Fund -V, C.V.	118,721	30,394	86,370	25,522
(3)	Consists of common stock issued upon conversion of Series C Convertible Preferred Stock and exercise of related warrants.
(4)	Consists of common stock to be issued upon conversion of Series B Convertible Preferred Stock and exercise of related warrants. Does not include shares (if any) to be issued upon conversion of Series B Convertible Preferred Stock which may be issued (at the election of the holder) in payment of dividends in lieu of cash.
PLAN OF DISTRIBUTION
     We are registering shares of common stock issuable upon conversion of preferred stock and exercise of warrants to permit the resale of the shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock, although we may receive up to approximately $1,477,500 upon exercise of the warrants. We will bear all fees and expenses incident to the registration of the shares of common stock.
     The selling security holders have advised us that there are presently no underwriting arrangements with respect to the sale of the shares; however, such arrangements may exist in the future. The selling security holders, or their pledges, donees, transfers or other successors in interest, may choose to sell all or a portion of their common stock from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling security holder will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
(1)	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

(2)	in the over-the-counter market,

(3)	in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

(4)	through the writing of options, whether such options are listed on an options exchange or otherwise, or

(5)	by any other legally available means.
     If the selling security holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective and a copy of this prospectus is delivered in connection with the short sale. The selling security holders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
     The selling security holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that any selling security holder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
     The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
     We will pay all expenses of the registration of the shares of common stock estimated to be approximately $5,000 in total, including, without limitation, Securities and Exchange Commission filing fees, expenses of compliance with state securities or “blue sky” laws and transfer agent fees relating to sales pursuant to this prospectus; provided, however, that the selling security holders will pay all underwriting discounts and selling commissions, if any.

     Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
LEGAL MATTERS
     Legal matters related to the issuance of the shares of common stock being offered by this prospectus will be passed upon for us by the law firm of Messerli & Kramer, Minneapolis, Minnesota.
EXPERTS
     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-KSB for the year ended September 30, 2005 have been so incorporated in reliance on the report of Grant Thornton LLP, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.
MATERIAL CHANGES
     There have been no material changes in the financial condition of the Company since its Report on Form 10-QSB for the fiscal quarter ended March 31, 2006.
INDEMNIFICATION AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     XATA’s amended and restated Articles of Incorporation, as amended and restated, limit personal liability for breach of the fiduciary duty of its directors, to the fullest extent provided by the Minnesota Business Corporation Act. Articles eliminate the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director’s duty of loyalty to XATA, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability occurring prior to the date such provision was added. Any amendment to or repeal of these provisions will not be applied retroactively to adversely affect any right or protection of a director with respect to any acts or omissions occurring prior to the amendment or repeal.
     The Minnesota Business Corporation Act and XATA’s Bylaws provide that officers and directors of XATA have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. This indemnification may be available for liabilities arising in connection with this offering. However, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Act and is therefore unenforceable.
     In addition, we have entered into indemnification agreements with Trident Capital, Inc. (the controlling entity of the holders of the Series B Convertible Preferred Stock and the holders of the Series C Convertible Preferred Stock) and person designated as a director of the Company by Trident Capital. These indemnification agreements are intended to hold them harmless from liability they may incur as a “controlling person,” in the case of Trident Capital, and as a director, with respect to the individual appointee.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
CHANGE OF CONTROL
     Section 302A.671 of the Minnesota Business Corporation Act (the “Minnesota Act”) applies with certain exceptions, to any acquisition of voting stock of XATA, including the receipt of a proxy, from a person other than XATA, and other than in connection with certain mergers and exchanges to which XATA is a party, that results in the beneficial ownership by the acquiring party of 20% or more of the Company’s voting stock then outstanding. Under Section 302A.671 any such acquisition must be approved by a majority vote of XATA’s shareholders. In general, in the absence of such approval, shares exceeding the threshold are denied voting rights and may be redeemed by XATA at their then fair market value within 30 days after the acquiring person fails to give a timely information statement to the Company or after the date that shareholders vote not to grant voting rights to the acquiring person’s shares.
     Section 302A.673 of the Minnesota Act generally prohibits any business combination by a Minnesota company with any shareholder that purchases 10% or more of the company’s voting shares (an “interested shareholder”) within four years following the interested shareholder’s share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the Board of Directors of the company before the share acquisition.
These statutory provisions could delay or prevent a change in control of XATA.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read, or copy, any document we file at the public reference room maintained by the Commission at 100 First Street NE, Washington, DC 20549. Copies of this information can be obtained by mail from the Commission’s Public Reference Branch at 100 First Street NE, Washington, DC 20549. In addition, our filings with the Commission are also available to the public on the Commission’s internet website at http://www.sec.gov.
     We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements or other documents, you should carefully read the exhibits to the registration statement.

     The registration statement, together with its exhibits and schedules, which we filed with the Commission, may also be reviewed and copied at the public reference facilities of the Commission located at the addresses set forth above. Please call the Commission at 1-800-SEC-0330 for further information on its public reference facilities.
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until this offering is complete:
•	Our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005 (File No. 0-27166) as amended by Amendment No.1 on Form 10-KSB/A;

•	Our Quarterly Reports on Form 10-QSB for the fiscal quarters ended December 31, 2005 and March 31, 2006;

•	Form 8-K filed March 9, 2006;

•	Any other periodic reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act prior to effectiveness of this registration statement; and

•	The description of our common stock, which is contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, as declared effective by the SEC on December 20, 1995, and any description of any of our securities which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.
PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee	$912.00
Legal fees and expenses	$2,000.00
Accounting fees and expenses	$3,500.00
Printing expenses	$25.00

TOTAL	$6,437.00

     The Company will bear all of the costs and expenses of the Offering. The selling stockholders will not pay any of the expenses of the Offering.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Unless prohibited in a corporation’s articles or bylaws, Minnesota Statutes §302A.521 requires indemnification of officers, directors, employees and agents, under certain circumstances, against judgments, penalties, fees, settlements and reasonable expenses (including attorneys’ fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to the acts or omissions of such person in his or her official capacity. The general effect of Minnesota Statutes §302A.521 is to reimburse (or pay on behalf of) directors and officers of the Registrant any personal liability that may be imposed for certain acts performed in their capacity as directors and officers of the Registrant, except where such persons have not acted in good faith. The Bylaws of the Registrant provide for such indemnification to the maximum extent permitted by Minnesota Statutes.
     In addition, we have entered into indemnification agreements with Trident Capital, Inc. (the controlling entity of the holders of our Series B Convertible Preferred Stock) and the persons designated as directors of the Company by Trident Capital which is intended to hold them harmless from liability they may incur as a “controlling person,” in the case of Trident Capital, and as directors, with respect to the individual appointees.
ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibits
4.5	Certificate of Designation of Series C Convertible Preferred Stock (1)
4.6	Form of Warrant issued to the investors in the Series C Preferred Stock (1)
5.1	Opinion of Messerli & Kramer
9.1	Amended and Restated Voting Agreement among XATA, certain holders of common stock, and holders of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (1)
10.30	Trident Investor Indemnification Agreement (2)
10.31	Trident Director Indemnification Agreement (2)
10.39	Common Stock Warrant and Series C Preferred Stock and Purchase Agreement (1)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Messerli & Kramer (included in Exhibit 5.1 filed herewith)
24	Power of Attorney. Included on Signature Page.

(1)	Incorporated by reference to same-numbered exhibit filed on September 22, 2005 with Report on Form 8-K.

(2)	Incorporated by reference to same-numbered exhibit filed on December 9, 2003 with Report on Form 8-K.

ITEM 17. UNDERTAKINGS
     Pursuant to Regulation S-B, Item 512(a) and Rule 415 of the Securities Act, the registrant will:
     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) Include any additional or changed material information on the plan of distribution; provided, however that the registrant does not need to give the statements in paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) if the registration statement is on Form S-3 and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act, or is contained in a form of prospectus filed pursuant to Rule 434(b) that is deemed part of and included in the registration statement.
     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
     (4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, undertake that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.
     Pursuant to Regulation S-B, Item 512(e), the undersigned registration’s registrant agrees as follows in connection with any request for acceleration of the effective date of the registration statement under Rule 461 under the Securities Act:
       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
       In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     Pursuant to Regulation S-B, Item 512(g), the undersigned registrant hereby undertakes that each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly authorized this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 22, 2006.

XATA CORPORATION
By:	/s/ Craig S. Fawcett
Craig S. Fawcett, Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig S. Fawcett and Mark E. Ties and each of them acting individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on this 22nd day of May, 2006.

Signature	Title

/s/ Craig S. Fawcett Craig S. Fawcett	Chairman and Chief Executive Officer (Principal executive officer)
/s/ Mark E. Ties Mark E. Ties	Chief Financial Officer, Treasurer and Secretary (Principal accounting and financial officer)
* Stephen A. Lawrence	Director
* Roger W. Kleppe	Director
* Carl M. Fredericks	Director
* Charles Ray Stamp, Jr.	Director
* Christopher P. Marshall	Director
*Executed by the undersigned as attorney-in-fact for the named signatory
/s/ Mark E. Ties

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.5	Certificate of Designation of Series C Convertible Preferred Stock (1)
4.6	Form of Warrant issued to investors in the Series C Preferred Stock (1)
5.1	Opinion of Messerli & Kramer
9.1	Amended and Restated Voting Agreement among XATA, certain holders of common stock, and holders of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (1)
10.30	Trident Investor Indemnification Agreement (2)
10.31	Trident Director Indemnification Agreement (2)
10.39	Common Stock Warrant and Series C Preferred Stock Purchase Agreement (1)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Messerli & Kramer (included in Exhibit 5.1 filed herewith)
24	Power of Attorney. Included on Signature Page

(1)	Incorporated by reference to same-numbered exhibit filed on September 22, 2005 with Report on Form 8-K.

(2)	Incorporated by reference to same-numbered exhibit filed on December 9, 2003 with Report on Form 8-K.

2